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                                                                     EXHIBIT 2.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                (PCI Liabilities)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is executed as of March 25, 2002 by and between Voicecom Telecommunications, LLC, a Delaware limited liability company ("Purchaser"), and Premiere Communications, Inc., a Florida corporation
          ---------
("Seller").
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                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to that certain Membership Interests Purchase Agreement, dated as of March 25, 2002 (the "Initial Closing Date") by and among Purchaser,
                                 --------------------
PTEK Holdings, Inc., a Georgia corporation, Seller, Voice-Tel of Canada Ltd., a Canadian corporation, Intellivoice Communications, LLC, a Delaware limited liability company, Voice-Tel Enterprises, LLC, a Delaware limited liability company, and Voicecom Telecommunications, Inc., a Delaware corporation (the "Purchase Agreement"), Purchaser has agreed to purchase, and Seller has agreed
 ------------------
to sell, convey, transfer and assign, the PCI Regulated Assets as more particularly described in Section 3.5 of the Purchase Agreement; and

     WHEREAS, all of the instruments, documents and agreements required to be executed and delivered in order to consummate the transactions provided in the Purchase Agreement have been executed and delivered by and to the respective parties to the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the transfer by Seller concurrently herewith of all of the PCI Regulated Assets, in accordance with and pursuant to the Purchase Agreement, Purchaser hereby agrees as follows:

     1. Terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Purchase Agreement, unless the context requires otherwise.

     2. Effective as of the Initial Closing Date, Purchaser hereby expressly assumes, and agrees to pay, perform or otherwise discharge, as the same shall become due in accordance with their respective terms, the PCI Liabilities, as set forth on Schedule 3.5(a)(ii) of the Purchase Agreement (but not any Excluded Liabilities).

     3. Purchaser further covenants and agrees with Seller that Purchaser will do, execute and deliver, or cause to be done, executed and delivered, all such further instruments, documents, agreements and assurances as may be reasonably requested by Seller, which may be necessary in order to evidence and provide for the specific assumption by Purchaser of any one or more of the PCI Liabilities.

     4. This Assignment and Assumption Agreement shall be deemed delivered as of the Final Closing.

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     5. This Assignment and Assumption Agreement is irrevocable, from and after its execution on the Initial Closing Date, and is binding upon Purchaser, Seller, and their respective successors and assigns.

     6. This Assignment and Assumption Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

     7. Any representations and warranties contained in or made pursuant to this Assignment and Assumption Agreement will expire at the Final Closing.

                         [Signatures on following page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Assumption Agreement to be executed by their duly authorized officers, as of the date and year first above written.

                                   PURCHASER:


                                   Voicecom Telecommunications, LLC


                                   By: /s/ Jeffrey A. Allred
                                       -----------------------------------------
                                       Name:  Jeffrey A. Allred
                                       Title: Chief Executive Officer

                                   SELLER:


                                   Premiere Communications, Inc.


                                   By: /s/ Jeffrey A. Allred
                                       -----------------------------------------
                                       Name:  Jeffrey A. Allred
                                       Title: Chief Executive Officer